Exhibit 99.1

Concerto Software Announces Preliminary Fourth Quarter and Full Year 2003 Results

Company Reports Preliminary Results In-Line With Expectations; Stockholder Merger Vote Scheduled for February 6, 2004

WESTFORD, Mass.—(BUSINESS WIRE)—Jan. 22, 2004—Concerto Software, Inc. (NASDAQ: CRTO), a leading provider of customer interaction management (CIM) solutions, today announced its preliminary and unaudited financial results for the fourth quarter and full year of 2003, which ended December 31, 2003.

For the year ended December 31, 2003, Concerto Software expects total revenue of approximately $107.0 to $107.5 million, an increase of 7.5% to 8.0% over 2002 total revenue of $99.5 million. The company’s expectation for total revenue for 2003 was $107.8 million, as stated in its definitive proxy statement filed with the United States Securities and Exchange Commission (“SEC”), dated January 5, 2004. The company anticipates GAAP net income of approximately $2.3-$2.5 million, or $0.20-$0.22 diluted earnings per share, for the year ended December 31, 2003, compared with a GAAP net loss of $8.0 million or $0.66 diluted loss per share for the year ended December 31, 2002. The company’s expectation for net income for 2003 was $3.7 million, as indicated in its January 5, 2004 definitive proxy statement filed with the SEC, but such estimate did not include $1.1 million of pre-tax professional fees incurred related to the pending merger with Melita International, Ltd. (“Melita”), which represents $0.07 of diluted earnings per share.

For the fourth quarter of 2003, total revenue is expected to be approximately $27.8-$28.3 million, an increase of 7.3% to 9.3%, from $25.9 million in the same period in 2002 and an increase of 2.2% to 4.0% from $27.2 million for the third quarter of 2003. The company expects GAAP net income for the fourth quarter of 2003 to be approximately $0.3-$0.5 million or diluted earnings per share of $0.03-$0.05, compared to a GAAP net loss of $4.6 million or $0.39 diluted loss per share for the same period in 2002 and GAAP net income of $0.8 million or $0.07 diluted earnings per share for the third quarter of 2003. The company’s expectation for its fourth quarter net income for 2003 was $1.6 million, based upon its January 5, 2004 definitive proxy statement filed with the SEC, which estimate did not include the $0.8 million of pre-tax professional fees incurred in the fourth quarter related to the pending merger with Melita, which represents $0.05 of diluted earnings per share.

On January 5, 2004, Concerto Software filed a definitive proxy statement and an amended transaction statement on Schedule 13E-3 with the SEC relating to the proposed merger with Melita. The transaction is valued at approximately $145.2 million and all of Concerto Software’s outstanding shares will be purchased for $12.00 per share in cash, except for certain shares held by a director of the company, which will be exchanged for a minority interest in the surviving company. The stockholder vote to approve the merger is scheduled for February 6, 2004.

Stockholders are urged to read the proxy statement and Schedule 13E-3, as well as any supplements or amendments to those documents to learn important information about Concerto Software, Melita and the proposed transaction. Shareholders are able to obtain copies of these documents, along with other documents filed with the SEC, free of charge, through the web site maintained by the SEC at http://www.sec.gov. Shareholders can also obtain, free of charge, copies of the proxy statement, along with any documents Concerto Software has filed with the SEC, by contacting Concerto Software at (978) 952-0295. Concerto Software and the Concerto Software directors and certain officers may be deemed to be participants in the solicitation of Concerto Software’s stockholders in favor of the merger. Information concerning the direct or indirect interests, by security holdings or otherwise, of these persons is contained in Concerto Software’s proxy statement and Schedule 13E-3 referred to above, as well as the proxy statement relating to its annual meeting of shareholders filed with the SEC on April 14, 2003.

About Concerto Software, Inc.

Concerto Software provides contact center solutions that help companies more effectively manage customer interactions via voice, fax, email and the Web. More than 1,200 companies worldwide—including banks, service bureaus, telecommunications firms, utilities and retailers—use Concerto Software solutions to deliver superior customer service, and to successfully acquire, retain and grow valuable customer relationships. Concerto Software is headquartered in Westford, Massachusetts, with operations across North America, Europe and Asia. For more information, visit www.concerto.com.

Note: Concerto Software is a trademark of Concerto Software, Inc. All other trademarks are the property of their respective owners.

In addition to historical information contained herein, this press release contains forward-looking statements, which are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements when you see us using words such as “expect,” “anticipate,” “will continue,” “believe,” “intend,” “may,” “predict,” “will be,” and other similar expressions. These forward-looking statements cover, among other items: events, conditions and financial trends that may affect the Company’s future plans of operation, business strategy, growth of operations and financial position, including statements regarding the filing by the Company of a proxy statement and the holding of a special meeting of stockholders to vote on the merger and the merger agreement. Concerto Software’s future actual results could differ materially from the forward-looking statements discussed or implied herein because of risks or uncertainties including, but not limited to, the difficulty in the development, marketing or selling of the company’s solutions, effects resulting from the signing of the definitive agreement and plan of merger, difficulty in retaining employees as a result of the signing of the definitive agreement and plan of merger, litigation resulting from the signing of the definitive agreement and plan of merger or the associated transactions, difficulty with the recruitment and training of additional partners, risks associated with competition and competitive pricing pressures, technological change, the risk of not releasing products on time, new product introduction and market acceptance, stock price volatility, the ability of Concerto Software to attract and retain key personnel, weakness in IT spending, weakness in the contact center market, general economic conditions in the United States and worldwide markets served by Concerto Software, delays as a result of acts of terrorism, other geopolitical conflicts, regulatory changes, including restrictions placed on predictive dialing, telemarketing and web technologies and those other factors discussed from time to time in Concerto Software’s public reports filed with the Securities and Exchange Commission, such as those discussed under “Certain Factors That May Affect Future Results” in Concerto Software’s quarterly reports on Form 10-Q and annual report on Form 10-K. All forward-looking statements and reasons why results might differ included in this release are made as of the date hereof, and Concerto Software assumes no obligation to update any such forward-looking statements or reasons why results might differ. Because of these risks and uncertainties, the forward-looking events discussed in this release might not transpire.

CONTACT: Concerto Software Michael J. Provenzano, 978-952-0295 mprovenzano@concerto.com SOURCE: Concerto Software